Exhibit 10.10

RUBICON TECHNOLOGY, INC.

POST-IPO CHANGE OF CONTROL SEVERANCE AGREEMENT

THIS SEVERANCE AGREEMENT (This “Agreement”) is made and entered into as of                                                               (the “Effective Date”), by and between Rubicon Technology, Inc., a Delaware corporation (the “Company”), and                                               (“Employee”).

PRELIMINARY STATEMENTS

It is in the best interests of the Company to assure the continued dedication of Employee in a time of uncertainty following a change of control in the corporation after an IPO.

AGREEMENT

In consideration of the premises and the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Severance. In the event that the Company, at any time after an Initial Public Offering (“IPO”) (as defined below), and within one (1) year after a Change in Control (as defined below), terminates Employee without Cause (as defined below), provided that Employee executes and delivers to the Company a full release of any and all claims Employee may have against the Company as of the date of termination other than any arising out of this Agreement, in form and substance satisfactory to the Company, Employee shall be entitled to a lump sum payment within thirty (30) days of termination equal to six (6) times the average of the Employee’s base monthly pay for the last full six (6) calendar months preceding the date of termination, less applicable taxes, payroll deductions and withholdings required by law. Notwithstanding the preceding sentence, if the independent accountants acting as auditors for the Company on the date of the Change in Control determine that such single payment, together with other compensation received by the Employee, would constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and regulations thereunder, the single payment to the Employee shall be reduced to the maximum amount which may be paid without such payments in the aggregate constituting “excess parachute payments”.

Section 2. No Guarantee of Employment. This Agreement does not create an obligation on the Company or any other person or entity to continue Employee’s employment, which shall continue to be on an “at-will” basis.

Section 3. Definitions.

For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Change of Control” shall mean the occurrence of (a) any consolidation or merger of the Company pursuant to which the stockholders of the Company immediately before the transaction do not retain immediately after the transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the transaction, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting securities of the surviving business entity; (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any sale, lease, exchange or other transfer to any company where the company owns, directly or indirectly, 100% of the outstanding voting securities of such company after any such transfer; or (c) direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than 50% of the voting stock of the Company.

“Cause” shall mean termination of Employee’s employment with the Company, after a good faith determination by the Company, and after reasonable notice to Employee, that Employee

(i) has willfully engaged in misconduct materially and adversely affecting the Company,

(ii) engaged in theft, fraud, embezzlement or similar behavior,

(iii) has been indicted or convicted of a felony, or

(iv) has willfully continued, after a correction period, to fail to substantially perform the material duties of Employee’s position with the Company (other than failure resulting from incapacity due to physical or mental illness). The correction period shall last not less than ten (10) days after the Company provides Employee with written notice of Employee’s failure to substantially perform Employee’s material duties.

“Initial Public Offering” (“IPO”) shall mean the first offering by the Company of its equity securities to the public pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, or under any similar law then in effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

“COMPANY”	“Employee”

RUBICON TECHNOLOGY, INC.

By:

Its: